                            VOID AFTER ______, 2002
           REDEEMABLE WARRANT CERTIFICATE TO PURCHASE COMMON STOCK OF

   NUMBER                                                      CERTIFICATE FOR
RW
                                 TUSCANY, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

                                                               WARRANTS
                                                            CUSIP 90068R 11 8

This Certifies that FOR VALUE RECEIVED


or registered assigns, is the owner of the number of warrants set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the owner hereof to purchase at any time until 5:00 p.m., Eastern Time on _____, 2002 one fully paid and non-assessable share of common stock (the "Common Stock") of TUSCANY, INC., a Washington corporation (the "Company") (such shares of Common Stock being hereinafter referred to as the "Shares" or a "Share"), upon payment of the warrant price (as hereinafter described), provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of Shares purchasable upon the exercise of this Warrant may be increased or reduced and the warrant price may be adjusted. Subject to adjustment as aforesaid, the warrant price per Share (hereinafter called the "Warrant Price") shall be $5.00 per Share if exercised on or before 5:00 p.m., Eastern Time on _____, 2002. As provided in said Warrant Agreement, the Warrant Price is payable upon the exercise of the Warrant, either in cash or by certified check or bank draft to the order of the Company.
     Under certain conditions set forth in the Warrant Agreement, this Warrant may be called for redemption at a redemption price of $0.10 per Warrant upon 30 days' written notice.
     Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed. In the event that this Warrant is exercised in respect to less than all of such Shares, a new Warrant for the remaining number of Shares will be issued on such surrender.
     This Warrant is issued under and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement dated as of __________, 1997, by and among the Company, Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and Paragon Capital Corporation, all the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.
     The Company shall not be required upon the exercise of this Warrant to issue fractions of Shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.
     This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares will be issued to the transferee in exchange for this Warrant.
     This Warrant, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares equal to the number of such Warrants.
     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon the exercise of the Warrants are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.
     The holder of this Warrant shall not be entitled to any of the rights of a shareholder of the Company prior to the exercise hereof.
     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.
     WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized officers.


Dated:
                                 TUSCANY, INC.

                                   CORPORATE

                                      SEAL

                                      1992

                                   WASHINGTON


                                  TUSCANY, INC.
By: /s/ Mark McDoniel                             By: /s/ James F. Simonson

          SECRETARY                                         PRESIDENT


Countersigned:
                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                as Warrant Agent


By:                                                         Authorized Officer

                                 TUSCANY, INC.

                              ELECTION TO PURCHASE

                           (To be executed if Holder
                       desires to exercise the Warrant.)

     The undersigned hereby irrevocably elects to exercise _____________________ Tuscany, Inc. Warrants represented by this Warrant Certificate to purchase the shares of Tuscany, Inc. Common Stock issuable upon the exercise of such Tuscany, Inc. Warrants and requests that Certificates for such shares be issued in the name of and delivered to:

       PLEASE INSERT SOCIAL SECURITY
        OR OTHER IDENTIFYING NUMBER
 _______________________________________
|                                       |
|                                       |
|_______________________________________|

_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________
If such number of Tuscany, Inc. Warrants shall not be all the Tuscany, Inc. Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Tuscany, Inc. Warrants shall be registered in the name of and delivered to:

       PLEASE INSERT SOCIAL SECURITY
        OR OTHER IDENTIFYING NUMBER
 _______________________________________
|                                       |
|                                       |
|_______________________________________|

_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________
The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Paragon Capital Corporation.

Dated:_________________________________

_______________________________________      __________________________________
Signature                                               Print Name

(Signature must conform in all respects
to name of holder as specified on the
face of this Warrant Certificate)


Signature Guaranteed:*

                                   ASSIGNMENT
            (To be executed by the Registered Holder if such Holder
                 desires to transfer the Warrant Certificates)

FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto


                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
                                             IDENTIFYING NUMBER OF ASSIGNEE
                                       _______________________________________
                                      |                                       |
                                      |                                       |
                                      |_______________________________________|


Name:__________________________________________________________________________
                  (Please typewrite or print in block letters)

Address:_______________________________________________________________________


this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ ___________________________________________________________________, Attorney
to transfer the within Warrant Certificate the same on the books of the Company, with full power of substitution in the premises.

Dated:_________________________         X_____________________________________

_______________________________         Signature Guaranteed*
           Print name
_______________________________         _______________________________________
          Print address




                                        ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Warrant
                                        Certificate in every particular, without alteration or enlargement, or any change whatever and must be guaranteed by an Eligible Institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank or trust company, savins association, credit union, or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.



*In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.